Exhibit 4.12

Power of Attorney Agreement

This Power of Attorney Agreement (hereinafter referred to as the “Agreement”) is executed by and between the following two Parties on May 31, 2019 in Beijing, China.

Party A: Beijing Sangu Maolu Information Technology Co., Ltd., a limited liability company incorporated and existing in accordance with Chinese laws under the address of 1011A33, 9F, Yard 1, No. 32 Xizhimen North Avenue, Haidian District, Beijing;

Party B: Li Mingyou, a Chinese citizen, ID card number: ******.

In the Agreement, Party A and Party B are hereinafter each referred to as a “Party” and collectively referred to as the “Parties”.

Whereas:

Party B holds 99% of the equity (“Party B’s Equity”) of Beijing Internet Drive Technology Co., Ltd. (“Domestic-funded Company”).

Both Parties hereby enter into the following agreement through negotiation:

Party B hereby, with respect to Party B’s Equity, irrevocably authorizes Party A to exercise the following rights within the validity period of the Agreement:

Party A is hereby authorized as the sole agent and authorized person of Party B to act on behalf of Party B in respect of all matters concerning Party B’s Equity, including but not limited to: 1) attending shareholders’ meetings of the Domestic-funded Company; 2) exercising all shareholders’ rights and voting rights enjoyed by Party B in accordance with Chinese laws and Domestic-funded Company’s articles of association, including but not limited to the sale, transfer, pledge or disposition of all or part of Party B’s Equity; and 3) designating and appointing the Domestic-funded Company’s legal representative (chairman of the board of directors), directors, supervisors, chief executive officer and other senior executives on behalf of Party B.

Without limiting the generality of the authority granted hereunder, Party A shall have the power and be authorized in accordance with the Agreement to execute the transfer contract specified in the Exclusive Call Option Agreement (Party B is required to be a party thereto) on behalf of Party B and perform the terms of the Equity Pledge Agreement and the Exclusive Call Option Agreement to which Party B is a party and which are executed on the date of execution hereof.

All acts of Party A in relation to Party B’s Equity shall be deemed as Party B’s own acts, and all documents executed by Party A in relation to Party B’s Equity shall be deemed as executed by Party B. Party B hereby acknowledges and approves such acts and/or documents of Party A.

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Party A may decide at its own discretion to grant authority or transfer its rights in relation to the aforesaid matters to any other personnel or entity without notifying or obtaining the consent of Party B in advance.

During the period when Party B is a shareholder of the Domestic-funded Company, the Agreement and the authorization hereunder shall be irrevocable and remain in force as of the date of execution hereof.

During the term of validity of the Agreement, Party B hereby waives and may not exercise by itself all rights in relation to Party B’s Equity which have been delegated to Party A by the Agreement.

If at any time during the term of the Agreement, the grant or exercise of entrusted rights under the Agreement cannot be realized for any reason, both Parties should immediately seek an alternative solution closest to the unfulfillable provisions, and sign a supplementary agreement to revise or adjust the terms of the Agreement if necessary to ensure that the purpose of the Agreement can to be achieved in an ongoing basis.

The conclusion, entry into force, performance, revision, interpretation and termination of the Agreement shall be governed by the laws of the People’s Republic of China.

Any dispute arising from the interpretation and performance hereof shall be settled by the Parties through friendly negotiation first. Where the Parties fail to reach any agreement on the settlement of such dispute within 30 days after a request for settlement of the dispute through negotiation is made by any Party to the other Parties, any Party may submit the dispute to China International Economic and Trade Arbitration Commission for settlement in accordance with its then effective arbitration rules. The arbitration shall be held in Beijing, and the language of the arbitration shall be Chinese. The arbitration award shall be final and binding upon both Parties.

The Agreement is written in Chinese in two or more counterparts, with each Party holding one copy respectively, both of which shall have the same legal effect.

——THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK——

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Signature only on this page for Power of Attorney Agreement

Party A:

Beijing Sangu Maolu Information Technology Co., Ltd. (Seal)

Legal Representative: Mingyou LI

Party B:

Mingyou LI

Signature:	/s/ Mingyou LI

Power of Attorney Agreement

This Power of Attorney Agreement (hereinafter referred to as the “Agreement”) is executed by and between the following two Parties on May 31, 2019 in Beijing, China.

Party A: Beijing Sangu Maolu Information Technology Co., Ltd., a limited liability company incorporated and existing in accordance with Chinese laws under the address of 1011A33, 9F, Yard 1, No. 32 Xizhimen North Avenue, Haidian District, Beijing;

Party B: Du Xingyu, a Chinese citizen, ID card number: ******.

In this Agreement, Party A and Party B are hereinafter each referred to as a “Party” and collectively referred to as the “Parties”.

Whereas:

Party B holds 1% of the equity (“Party B’s Equity”) of Beijing Internet Drive Technology Co., Ltd. (“Domestic-funded Company”).

Both Parties hereby enter into the following agreement through negotiation:

Party B hereby, with respect to Party B’s Equity, irrevocably authorizes Party A to exercise the following rights within the validity period of this Agreement:

Party A is hereby authorized as the sole agent and authorized person of Party B to act on behalf of Party B in respect of all matters concerning Party B’s Equity, including but not limited to: 1) attending shareholders’ meetings of the Domestic-funded Company; 2) exercising all shareholders’ rights and voting rights enjoyed by Party B in accordance with Chinese laws and Domestic-funded Company’s articles of association, including but not limited to the sale, transfer, pledge or disposition of all or part of Party B’s Equity; and 3) designating and appointing the Domestic-funded Company’s legal representative (chairman of the board of directors), directors, supervisors, chief executive officer and other senior executives on behalf of Party B.

Without limiting the generality of the authority granted hereunder, Party A shall have the power and be authorized in accordance with this Agreement to execute the transfer contract specified in the Exclusive Call Option Agreement (Party B is required to be a party thereto) on behalf of Party B and perform the terms of the Equity Pledge Agreement and the Exclusive Call Option Agreement to which Party B is a party and which are executed on the date of execution hereof.

All acts of Party A in relation to Party B’s Equity shall be deemed as Party B’s own acts, and all documents executed by Party A in relation to Party B’s Equity shall be deemed as executed by Party B. Party B hereby acknowledges and approves such acts and/or documents of Party A.

1

Party A may decide at its own discretion to grant authority or transfer its rights in relation to the aforesaid matters to any other personnel or entity without notifying or obtaining the consent of Party B in advance.

During the period when Party B is a shareholder of the Domestic-funded Company, this Agreement and the authorization hereunder shall be irrevocable and remain in force as of the date of execution hereof.

During the term of validity of this Agreement, Party B hereby waives and may not exercise by itself all rights in relation to Party B’s Equity which have been delegated to Party A by this Agreement.

If at any time during the term of this Agreement, the grant or exercise of entrusted rights under this Agreement cannot be realized for any reason, both Parties should immediately seek an alternative solution closest to the unfulfillable provisions, and sign a supplementary agreement to revise or adjust the terms of this Agreement if necessary to ensure that the purpose of this Agreement can to be achieved in an ongoing basis.

The conclusion, entry into force, performance, revision, interpretation and termination of this Agreement shall be governed by the laws of the People’s Republic of China.

Any dispute arising from the interpretation and performance hereof shall be settled by the Parties through friendly negotiation first. Where the Parties fail to reach any agreement on the settlement of such dispute within 30 days after a request for settlement of the dispute through negotiation is made by any Party to the other Parties, any Party may submit the dispute to China International Economic and Trade Arbitration Commission for settlement in accordance with its then effective arbitration rules. The arbitration shall be held in Beijing, and the language of the arbitration shall be Chinese. The arbitration award shall be final and binding upon both Parties.

This Agreement is written in Chinese in two or more counterparts, with each Party holding one copy respectively, both of which shall have the same legal effect.

——THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK——

2

Signature only on this page for Power of Attorney Agreement

Party A:

Beijing Sangu Maolu Information Technology Co., Ltd. (Seal)

Legal Representative: Mingyou LI

Signature only on this page for Power of Attorney

Party B:

Xingyu DU

Signature:	/s/ Xingyu DU